                           KPMG AUDIT PLC
                           Canary Wharf (7th Floor)
                           1 Canada Square
                           London E14 5AG
                           United Kingdom

Aspen Insurance Holdings Limited
Victoria Hall
11 Victoria Street
Hamilton HM 11
Bermuda

22 November 2004

Dear Sirs

ASPEN INSURANCE HOLDINGS LIMITED - POST-EFFECTIVE AMENDMENT NO. 1 DATED 22
NOVEMBER TO REGISTRATION STATEMENT ON FORM F-1 DATED SEPTEMBER 27, 2004 (THE
`AMENDED REGISTRATION STATEMENT')

We consent to the inclusion in the amended registration statement on Form F-1 of
Aspen Insurance Holdings Limited of our reports dated March 26, 2004, with respect to the consolidated balance sheets of Aspen Insurance Holdings Limited and its subsidiaries as of December 31, 2002 and December 31, 2003 and the
related consolidated statements of operations, shareholders' equity, comprehensive income, and cash flows for the period from incorporation on May
23, 2002 to December 31, 2002 and for the year ended December 31, 2003 and the related financial statement schedules, which reports appear in the December 31,
2003 annual report on Form 10-K of Aspen Insurance Holdings Limited.

In addition we consent to the use of our reports on the combined balance sheets of Syndicates 2020 and 3030 as of December 31, 2002 and 2001 and the related combined statements of operations and comprehensive income / (loss), members'
deficit, and cash flows for each of the years in the three year period ended
December 31, 2002 and the related financial statement schedules included in the amended registration statement.

We consent to the reference to our firm under the heading "Experts" in the amended registration statement.

Yours faithfully

/s/ KPMG Audit Plc
KPMG Audit Plc